EXHIBIT 1

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                                   [Form of]
                               BUCS FINANCIAL CORP

                            348,500 to 471,500 Shares
                     (as may be increased to 542,225 shares)

                                  Common Stock
                           ($.10 Par Value Per Share)

                        Purchase Price: $10.00 Per Share

                             SALES AGENCY AGREEMENT
                             ----------------------


___________________, 2001

Trident Securities, a Division of McDonald Investments, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

         Bucs Financial Corp, a Maryland corporation ("Company"), and BUCS Federal (to be renamed as BUCS Federal Bank after the conversion from mutual to stock form) (referred to herein as "Bank," in mutual or stock form as the context may require), hereby confirm, as of ___________________, 2001, their respective agreements with Trident Securities, a Division of McDonald Investments, Inc. together with its successors and assigns as contemplated in
Section 13 hereof (collectively, "Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. Introduction. The Bank intends to convert from a federally chartered mutual savings association to a federally chartered capital stock savings bank as a wholly owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Bank to the Company and the incorporation of the Company, the "Conversion") pursuant to a plan of conversion adopted by the Bank's Board of Directors on September 25, 2000 [and amended on ______________] ("Plan"). In accordance with the Plan, the Company is offering shares of its common stock, $.10 par value per share ("Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering") to certain depositors and borrowers of the Bank and to the Bank's tax-qualified employee benefit plans (i.e., the Bank's Employee Stock Ownership Plan ("ESOP")). And shares of the Common Stock not sold in the Subscription Offering are being offered to the general public in a Community Offering ("Community Offering"), with preference given to natural persons who are residents of Baltimore and Howard Counties, Maryland ("Local Community") (the Subscription and Community Offerings are sometimes referred to collectively as the "Subscription and Community Offering" or the "Offerings"), subject to the right of the Company and the Bank, in their absolute discretion, to reject orders in the Community


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Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 2


Offering in whole or in part. In the Subscription Offering (and the Community Offering, if applicable), the Company is offering between 348,500 and 471,500 shares of Common Stock ("Shares"), with the possibility of offering up to 542,225 shares without a resolicitation of subscribers, as contemplated by Part 563b of Title 12 of the Code of Federal Regulations. Except for the ESOP, no person may purchase shares with an aggregate purchase price of more than $125,000 and no person or entity, together with associates of and persons acting in concert with such person or other entity, may purchase more than $150,000 of Common Stock.

         Trident has advised the Company and the Bank that it will utilize its best efforts to assist the Company with the sale of the Shares in the Offerings. Prior to the execution of this Agreement, the Company has delivered to Trident the prospectus dated ___________________, 2001 (as hereinafter defined) and all supplements thereto, if any, to be used in the Offerings have also been delivered to Trident (or if after the date of this Agreement, will be promptly delivered to Trident). Such prospectus contains information with respect to the Company, the Bank and the Shares.

         2.       Representations and Warranties.

                  (a) The Company and the Bank jointly and severally represent and warrant to Trident that:

                           (i) The  Company  has  filed  with the  Commission  a
                  registration statement, including exhibits and an amendment or amendments thereto, on Form SB-2 (No. 333-47524), including a prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended ("Act"). Such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act ("SEC Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain


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Trident Securities, a Division of McDonald Investments, Inc.
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Page 3


                  unsubscribed following completion of the Subscription Offering and the Community Offering, if any, the Company (i) will, if required by SEC Regulations, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription Offering and the Community Offering, if any, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and the Community Offerings and pricing information pursuant to Rule 424(c) of the SEC Regulations, in either case in a form reasonably acceptable to the Company and Trident.

                           (ii) The Bank has filed an  Application  for Approval
                  of Conversion on Form AC, including exhibits (as amended or supplemented, the "Form AC" and together with the Form H-(e)1-S referred to below, the "Conversion Application") with the Office of Thrift Supervision ("Office") under the Home Owners' Loan Act, as amended ("HOLA") and the enforceable rules and regulations, including published policies and actions, of the Office thereunder ("OTS Regulations"), which has been approved by the Office; the Prospectus and the proxy statement for the solicitation of proxies from members of the Bank for the special meeting to approve the Plan ("Proxy Statement") included as part of the Form AC have been approved for use by the Office. No order has been issued by the Office preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Office revoking such approvals is pending or, to the Bank's best knowledge, threatened. The Company has filed with the Office the Company's application on Form H-(e)1-S under the savings and loan holding company provisions of the HOLA and the OTS Regulations, which has been conditionally approved.

                           (iii) At the date of the  Prospectus and at all times
                  subsequent thereto through and including the Closing Date (as hereinafter defined) (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied and will comply as to form in all material respects with the Act and the SEC Regulations, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information about Trident furnished to the Company or the


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Trident Securities, a Division of McDonald Investments, Inc.
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Page 4


                  Bank by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.

                           (iv) The Company is duly  incorporated  as a Maryland
                  corporation and the Bank is duly organized as a mutual savings bank under the laws of the United States, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Prospectus; the Bank is a member of the Federal Home Loan Bank of Atlanta; and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable limits. Neither the Company nor the Bank is required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the Company and the Bank, taken as a whole. The Bank does not own equity securities of or an equity interest in any business enterprise, except as described in the Prospectus. Upon amendment of the Bank's charter and bylaws as provided in the OTS Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus and the Plan, (i) the Bank will convert to a federally chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank.

                           (v) The Bank has  good  and  marketable  title to all
                  assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as described in the Prospectus and except as would not in the aggregate have a material adverse effect on the Bank; and all of the leases and subleases material to the operations or financial condition of the Bank, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

                           (vi) The Bank has obtained all licenses,  permits and
                  other governmental authorizations currently required for the conduct of its business, all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in all material respects complying therewith, except where the failure to hold or comply with such licenses, permits or governmental authorizations would not have a material adverse effect on the Company and the Bank, taken as a whole.

                           (vii) The  execution  and delivery of this  Agreement
                  and the consummation of the transactions contemplated hereby have been duly and validly authorized by all


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Trident Securities, a Division of McDonald Investments, Inc.
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Page 5


                  necessary corporate action on the part of each of the Company and the Bank, and this Agreement has been validly executed and delivered by, and is a valid and binding obligation of, each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC and of savings and loan holding companies the accounts of whose subsidiary are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to
                  Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A")).

                           (viii) There is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company, the Bank, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets or properties of the Company and the Bank, taken as a whole.

                           (ix) The  Company  and the  Bank  have  received  the
                  opinion of Malizia Spidi & Fisch, PC, counsel to the Company and the Bank, with respect to federal income tax consequences of the Conversion, to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended; the Company and the Bank have also received the opinion of Malizia Spidi & Fisch, PC with respect to the Maryland tax consequences of the Conversion, to the effect that the Conversion will not be a taxable transaction for the Bank or the Company under the laws of Maryland; and the facts and representations upon which such entities relied upon in rendering their respective opinion are accurate and complete.

                           (x) Each of the Company and the Bank has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Office in connection with its approvals of the Form AC and the Application H-(e)1-S, and except as may be required under the "blue sky" laws of various jurisdictions, and in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and in the case of the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the shares of its common stock to


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Page 6


                  be sold to the Company as provided in the Plan, subject to the issuance of an amended charter in the form required for federally chartered capital stock savings banks ("Stock Charter"), the form of which Stock Charter has been filed with the Form AC and approved by the Office.

                           (xi) Neither the Company nor the Bank is in violation
                  of any rule or regulation of the Office or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the Bank, or their officers or directors that would have a material adverse effect on the condition (financial or otherwise), results of operations, businesses, assets or properties of the Company and the Bank, taken as a whole.

                           (xii) The financial  statements and the related notes
                  or schedules which are included in the Registration Statement and are part of the Prospectus fairly present the financial condition, income and comprehensive income, equity and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the SEC Regulations and the applicable accounting regulations of the Office. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are in all material respects consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

                           (xiii) There has been no material change in the financial condition, results of operations or business, including assets and properties, of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company and the Bank conform in all materials respects to the descriptions thereof contained in the Prospectus. Neither the Company nor the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                           (xiv) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture,


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Trident Securities, a Division of McDonald Investments, Inc.
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Page 7


                  note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), results of operations, businesses, assets or properties of the Company and the Bank, taken as a whole; all agreements which are material to the financial condition, results of operations or business, assets or properties of the Company or the Bank taken as a whole are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company or the Bank, threatened any action or proceeding wherein the Company or the Bank is alleged to be in default thereunder.

                           (xv) Neither the Company nor the Bank is in violation
                  of its respective articles of incorporation, charter or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Bank do not conflict with or result in a breach of the respective articles of incorporation, charter or bylaws of the Company or the Bank (in either mutual or stock form) or any legal requirements resulting from the Bank's former conversion from a national credit union to a federal savings bank or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Conversion Application or the Application H-(e)1-S), which breach, default, encumbrance or violation would have a material adverse effect on the Company and the Bank, taken as a whole.

                           (xvi) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor the Bank has issued any securities which will remain issued and outstanding at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except liabilities, obligations or borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business


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Page 8


                  and consistent with prior practices, which is material in light of the business of the Company and the Bank, taken as a whole.

                           (xvii) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range set forth in the Prospectus under the caption "Capitalization," and no capital stock of the Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares have been duly authorized by all necessary corporate action of the Company and the Bank and approved by the Office and, when issued and paid for in accordance with the terms of the Plan, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company to the purchasers thereof upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens of the Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all necessary corporate action of the Bank and the Company and has been approved by the Office (subject to the satisfaction of various conditions imposed by the Office in connection with its approval of the Conversion Application and the Application H-(e)1-S), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

                           (xviii) No approval of any  regulatory or supervisory
                  or other public authority is required of the Company or the Bank in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the Office and approval of the Company's Application H-(e)1-S, the issuance of the Stock Charter by the Office and as may be required under the "blue sky" laws of various jurisdictions.

                           (xix) All contracts and other  documents  required to
                  be filed as exhibits to the Registration Statement or the Conversion Application have been filed with the Commission or the Office, as the case may be.



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Page 9


                           (xx) Jameson &  Associates,  P.A.,  which has audited
                  the financial statements of the Bank at December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998 included in the Prospectus, is an independent public accountant with respect to the Company and the Bank within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and such accountants are, with respect to the Company and the Bank, independent certified public accountants as required by the Act and the SEC Regulations.

                           (xxi) For the past five years,  or in the case of the
                  Company, such lesser period corresponding to the Company's existence, the Company and the Bank have timely filed all required federal, state and local tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company and the Bank have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for known future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the Company and the Bank, taken as a whole.

                           (xxii) All of the loans  represented as assets of the
                  Bank on the most recent statement of financial condition of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company and the Bank, taken as a whole.

                           (xxiii) To the best  knowledge of the Company and the
                  Bank, the records of account holders, depositors and other members of the Bank delivered to Trident by the Bank or its agent for use during the Conversion are reliable and accurate.

                           (xxiv) To the best  knowledge  of the Company and the
                  Bank, neither the Company nor the Bank nor the employees of the Company or the Bank, has made any payment of funds of the Company or the Bank prohibited by law, and no funds of the Company or the Bank have been set aside to be used for any payment prohibited by law.

                           (xxv) To the best  knowledge  of the  Company and the
                  Bank, the Company and the Bank are in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 10


                  or contaminants and neither the Company nor the Bank believes that the Company and Bank is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company and the Bank, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company or the Bank relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Company and the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company or the Bank or, to the best knowledge of the Company or the Bank, has occurred on, in or at any of the facilities or properties of the Company or the Bank, except such disposal, release or discharge which would not have a material adverse effect on the Company and the Bank, taken as a whole.

                           (xxvi) For purposes of Trident's  obligation  to file
                  certain documents and to make certain representations to the National Association of Securities Dealers ("NASD") in connection with the conversion, the Bank warrants that: (a) the Bank has not privately placed any securities within the last 18 months; (b) there have been no materials dealings within the last 12 months between the Bank and any NASD member or any person related to or associated with any such member;
                  (c) none of the officers or directors of the Bank has any affiliation with the NASD, (d) except as contemplated by the engagement letter with Trident, the Bank has no financial or management consulting contracts outstanding with any other person; and (e) there has been no intermediary between Trident and the Association in connection with the public offering of the Association's shares, and no person is being compensated in any manner for providing such service.

                  (b) Trident represents and warrants to the Company and the Bank that:

                           (i) Trident is registered as a broker-dealer with the Commission and a member of the NASD, and is in good standing with the Commission and the NASD.

                           (ii) Trident is validly  existing as a corporation in
                  good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 11


                           (iii) The  execution  and delivery of this  Agreement
                  and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whom may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to
                  Section 23A).

                           (iv) Each of Trident, and to Trident's best knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

                           (v) The execution  and delivery of this  Agreement by
                  Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order, except for such violations, conflicts, breaches or defaults that would not have a material adverse effect on Trident.

                           (vi) All funds  received by Trident to  purchase  the
                  Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

                           (vii) There is not now pending or, to Trident's  best
                  knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer.

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 12


         3. Employment of Trident; Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts in assisting the Company with the sale of the Shares by the Company in the Offerings. Trident will assist the Bank in the Conversion by acting as marketing advisor with respect to the Subscription Offering and will represent the Bank as placement agent on a best efforts basis in the sale of the Common Stock in the Community Offering if one is held; conduct training sessions with directors, officers and employees of the Bank regarding the conversion process; and assist in the establishment and supervision of the Bank's stock information center and, with management's input, will train the Bank's staff to record properly and tabulate orders for the purchase of Common Stock and to respond appropriately to customer inquiries. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Offerings close, unless the Company and the Bank, with the approval of the Office, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

         If the Company is unable to sell a minimum of 348,500 Shares of Common Stock (or such lesser amount as the Office may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any person who has subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8(a), 8(d) and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for were made prior to the commencement of the Subscription and Community Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

         If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company or at such other place as shall be agreed upon between the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

         Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the aggregate offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Bank for deposit in a segregated account or
(b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgments of receipt of orders to each

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 13


subscriber  confirming interest on the business day following such confirmation,
(iii) Trident will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and
(iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

         In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation for its services hereunder and reimbursement of expenses:

                    (a) (i) a non-refundable management fee of twenty thousand dollars ($20,000) payable on September 28, 2000; and
                         (ii) a consulting fee of one hundred thousand dollars ($100,000) for any stock sold in the Subscription and Community Offerings. The consulting fee is to be payable in same-day funds to Trident on the Closing Date. Trident acknowledges the receipt of the $20,000 management fee.

                    (b) Trident shall be reimbursed for reasonable allocable expenses, including but not limited to travel, communications, postage, and the fees and expenses of its legal counsel incurred by it whether or not the Offerings are successfully completed. Trident shall be reimbursed for such fees in an amount not to exceed $35,000. Neither the Company nor the Bank shall pay or reimburse Trident for any of the foregoing expenses, however, if accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full payment to defray Trident's reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from Trident for reimbursement of its expenses. Trident acknowledges receipt of $10,000 advance payment from the Bank which shall be credited against the total reimbursement due Trident hereunder.

         The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Bank shall also pay all expenses of the Conversion incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, filing and registration fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 14


         4. Offering. Subject to the provisions of Section 7 hereof, Trident is assisting the Company on a best efforts basis in offering a minimum of 348,500 and a maximum of 471,500 Shares, with the possibility of offering up to 542,225 Shares (except as the Office may permit to be decreased or increased) in the Subscription and Community Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5. Further Agreements. The Company and the Bank jointly and severally covenant and agree that:

                  (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

                  (b) The Company will notify Trident or its counsel immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible time.

                  (c) During the time when the Prospectus is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the SEC Regulations and the OTS Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If, during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares, any event relating to or affecting the Company or the Bank shall occur as a result of which it is necessary, in the opinion of counsel for Trident, with concurrence of counsel of the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading as to a material fact in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company shall prepare and furnish to Trident promptly a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 15


         to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

                  (d) The Company has taken or will take all necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

                  (e) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in accordance with the requirements of the Office.

                  (f) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act prior to completion of the Conversion pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

                  (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the SEC Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

                  (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 16


         Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

                  (i) The Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

                  (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

                  (k) The Company shall advise Trident, if necessary, as to the allocation of deposits, in the case of Eligible Account Holders and Supplemental Eligible Account Holders, and votes, in the case of Other Members (as defined in the Plan), and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions") and such information shall be accurate and reliable. Trident shall be entitled to rely on such instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part, except for such liability contemplated under Section 8(b) of this Agreement.

                  (l) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

                  (m) At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the OTS Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Office, or appropriate waivers shall have been obtained.

         6. Payment of Expenses. Whether or not the Conversion is consummated, the Company and the Bank shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Subscription and Community Offerings and, (b) in addition, if the Company is unable to sell a minimum of 348,500 Shares of Common Stock or such lesser amount as the Office may permit or the Conversion is otherwise terminated, the Company and the Bank shall reimburse Trident for allocable expenses incurred by Trident relating to the offering of the Shares as provided in Section 3 hereof; provided, however, that neither the Company nor the Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 17


Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement.

         7. Conditions of Trident's Obligations. Except as may be waived by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

                  (a) At the Closing Date, Trident shall receive the favorable opinion of Malizia Spidi & Fisch, PC, counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance satisfactory to Trident to the effect that:

                           (i) The Company is a corporation  in existence  under
                  the laws of the State of Maryland, and the Bank is a mutual savings bank in existence under the laws of the United States, each having the corporate power to execute, deliver and perform its respective obligations under this Agreement and to carry on its business as now conducted and as described in the Prospectus;

                           (ii) The Bank is a member  of the  Federal  Home Loan
                  Bank of Atlanta, and the deposit accounts of the Bank are insured by the SAIF up to the applicable legal limits;

                           (iii) The  activities  of the Bank and the Company as
                  described in the Prospectus comply, in all material respects, with federal and Maryland law.

                           (iv) The Plan complies with, and, to the knowledge of
                  such counsel, the Conversion has been effected in all material respects in accordance with, the HOLA and the OTS Regulations; to the knowledge of such counsel, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the Office, except with respect to the filing or submission of certain required post-Conversion reports by the Company or the Bank, have been complied with by the Company and the Bank in all material respects; and, to the best knowledge of such counsel, no person has sought to obtain regulatory or judicial review of the final action of the Office in approving the Plan;

                           (v) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus;

                           (vi) The Company has authorized the issuance and sale of the Shares by all necessary corporate action; the Shares, upon receipt of payment and issuance in

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 18


                  accordance with the terms of the Plan, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of preemptive rights; and purchasers of the Shares from the Company, upon issuance thereof against payment therefor, will acquire such Shares free and clear of all claims, encumbrances, security interests and liens created by the Company;

                           (vii) The form of  certificate  used to evidence  the
                  Shares is in proper form and complies in all material respects with the applicable requirements of Maryland law and the regulations of the Office;

                           (viii) The Bank has authorized the sale of its capital stock to the Company by all necessary corporate action, which sale has been approved by the Office, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan and the Prospectus, will be validly issued, fully paid and nonassessable and owned of record and beneficially by the Company;

                           (ix) Subject to the satisfaction of the conditions to
                  the Office's approval of the Conversion Application and Application H-(e)1-S and the issuance by the Office of the Bank's Stock Charter, no consent, approval, authorization or other action by, or filing or registration with, any governmental agency is required to be obtained or made by the Company or the Bank for the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion except as may be required under the "blue sky" laws of various jurisdictions;

                           (x)      The Company and the Bank have authorized the
                  execution, delivery   and performance of this Agreement by all
                  necessary corporate action;

                           (xi) The Plan has been duly adopted by the  requisite
                  vote of the Board of Directors of the Bank and by the requisite vote of the Board of Directors of the Company; and, based upon the report of the Inspector of Election, the Plan has been approved by the requisite vote of the eligible voting members of the Bank at a duly called meeting;

                           (xii) The statements in the Prospectus under the captions "Dividend Policy," "Regulation," "Taxation," "Description of Capital Stock," and "Restrictions on Acquisitions of Bucs Financial Corp" insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein or omitted therefrom, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are accurate in all material respects;

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 19


                           (xiii) The Conversion  Application,  the Registration
                  Statement, the Prospectus and the Proxy Statement, in each case as amended or supplemented, comply as to form in all material respects with the requirements of the Act, the SEC Regulations, the HOLA and the OTS Regulations, as the case may be (except as to information with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein or omitted therefrom, as to which no opinion need be expressed); to such counsel's knowledge, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed and the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate in all material respects;

                           (xiv) The Form AC has been  approved  by the  Office,
                  and the Prospectus and the Proxy Statement have been authorized for use by the Office; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; no proceedings are pending by or before the Commission or the Office seeking to revoke or rescind the orders declaring the Registration Statement effective or approving the Conversion Application or, to such counsel's knowledge, are contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                           (xv) The  execution  and delivery of this  Agreement,
                  and the consummation of the Conversion by the Company and the Bank, do not violate any provision of the Articles of Incorporation, Charter or Bylaws of the Company or the Bank, do not violate or constitute a breach of or default under any contract, agreement or instrument described in the Prospectus or filed as an exhibit to the Registration Statement, and, to the knowledge of such counsel, do not violate any applicable law, regulation or any judgment or order of any government, governmental instrumentality or court that is binding on the Company or the Bank (including any requirements imposed on the Bank as a result of its conversion from a federal credit union to a federal savings bank) or any of its assets, properties or operations;

                           (xvi) To the knowledge of such  counsel,  the Company
                  and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of its respective business as such business is described in the Prospectus, all such licenses, permits and other governmental authorizations are in full force and effect and the Company and the Bank are in all material respects complying therewith, except where the failure to hold such licenses, permits or


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Page 20


                  governmental authorizations or the failure to so comply would not have a material adverse effect on the Company and the Bank, taken as a whole;

                           (xvii) To such counsel's knowledge, there is no action, suit, proceedings, inquiry or investigation before or by any court or governmental agency or body, now pending or threatened, against either the Company or the Bank which individually, or in the aggregate, would have a material adverse effect on the Company and the Bank, taken as a whole;

                           (xviii)  This  agreement  has been duly  executed and
                  delivered by the Company and the Bank and is enforceable against the Bank and the Company (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to
                  Section 23A);

                           (xix) To such counsel's knowledge,  the execution and
                  delivery of this Agreement and the consummation of the Conversion by the Company and the Bank do not constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (except as may be required under the "blue sky" laws as to which no opinion need be expressed), which breach, default, encumbrance or violation would have a material adverse effect on the Company and the Bank, taken as a whole; and

                           (xx) To such counsel's  knowledge,  there has been no
                  material breach of any provision of the Company's or the Bank's respective articles of incorporation, charter or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under any agreement, contract, indenture, debenture, bond, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a


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Page 21


                  violation of any enforceable published law, administrative regulation or order, or court order, writ, injunction or decree which breach, default, encumbrance or violation would have a material adverse effect on the Company and the Bank, taken as a whole.

         In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials delivered pursuant to this Agreement. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Bank. Such opinion may be governed by, and interpreted in accordance with, the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991), and, as a consequence, such opinion may be rendered subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord. Further, references in such opinion to such counsel's "knowledge" may be limited to "knowledge" as defined in the Accord (or knowledge based on certificates). In addition, the "General Qualifications" set forth in the Accord and other customary assumptions and limitations may apply to such opinion. Such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsels need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Bank of this Agreement or the issuance of the Shares. Further, in rendering such opinions, Malizia Spidi & Fisch, PC, may rely on the opinion of _______________________, with respect to any matter of Maryland law.

                  (b) At the Closing Date, Trident shall receive the letter of Malizia Spidi & Fisch, PC, special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance satisfactory to Trident and to the effect that: based on such counsel's participation in conferences with representatives of the Company, the Bank, the independent appraiser, the independent certified public accountants, Trident and its counsel, review of documents and understanding of applicable law (including the requirements of Form SB-2 and the character of the Registration Statement contemplated thereby) and the experience such counsel has gained in its practice under the Act, nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended (except as to information in respect of Trident contained therein and except as to the appraisal, financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need express no comment), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, not misleading, or that the Prospectus, as amended or


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Trident Securities, a Division of McDonald Investments, Inc.
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Page 22


         supplemented (except as to information in respect of Trident contained therein and except as to the appraisal, financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein or omitted therefrom as to which such counsel need express no comment), at the time the Prospectus was filed with the Commission under Rule 424(b), and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information in the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy or completeness thereof).

                  (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions contained in this Agreement, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization, execution and delivery of this Agreement and the transactions contemplated by the Plan and this Agreement.

                  (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company and the Bank, taken as a whole, since the latest date as of which information is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company or the Bank after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) neither the Company nor the Bank shall have received from the Office or the Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Bank, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Company and the Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the "blue sky" laws of such jurisdictions as Trident and the Company shall have agreed upon.

                  (e) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Bank,


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Trident Securities, a Division of McDonald Investments, Inc.
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Page 23


         dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Registration Statement was declared effective by the Commission and at the time the Prospectus was authorized by the Office for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Bank; (ii) since the date the Registration Statement was declared effective by the Commission and since the date the Prospectus became authorized by the Office for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, condition (financial or otherwise) or results of operations of the Company or the Bank, and the conditions set forth in clauses
         (ii) through (v) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) no order has been issued by the Commission or the Office to suspend the Offering or the effectiveness of the Prospectus, and no action for such purposes has been instituted or, to the knowledge of such officers, threatened by the Commission or the Office;
         (iv) to the knowledge of such officers, no person has sought to obtain review of the final actions of the Office and division approving the Plan; and (v) all of the representations and warranties contained in
         Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

                  (f) At the Closing Date, Trident shall receive, among other documents, (i) copies of the letters from the Office authorizing the use of the Prospectus and the Proxy Statement and the approval of the Conversion Application (ii) if available, a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of the letter from the Office evidencing the corporate existence of the Bank; (iv) a copy of the letter from the appropriate Maryland authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; (v) a copy of the Company's articles of incorporation certified by the appropriate Maryland governmental authority; (vi) a copy of the letter from the Office approving the Bank's Stock Charter; (vii) copy of the certificate from the FDIC certifying to the insured status by the Bank; and (viii) copy of the letter to FHLB of Atlanta evidencing the Bank's membership therein.

                  (g) As soon as available after the Closing Date, Trident shall receive a certified copy of the Bank's Stock Charter as executed by the Office.

                  (h) Concurrently with the execution of this Agreement, Trident shall receive a letter from Jameson & Associates, P.A., independent certified public accountants, addressed to Trident, the Company and the Bank, in substance and form satisfactory to Trident, with respect to the financial statements of the Bank and other financial information contained in the Prospectus. In addition, at the same time, Trident shall receive a letter from Fontanella and Babbits, independent certified public accountants and consultants to the Company and


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Trident Securities, a Division of McDonald Investments, Inc.
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Page 24


         the Bank, to the effect that they have reviewed the letter from Jameson & Associates, P.A. and to their knowledge the letter is true, accurate and complete in all material respects.

                  (i) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to Trident from Jameson & Associates, P.A. and Fontanella and Babbits, independent certified public accountants, dated the Closing Date and addressed to Trident, the Company and the Bank, confirming the statements made by them in the letters delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) business days prior to the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Bank shall reimburse Trident for its expenses as provided in Section 3(b) hereof.

         8.       Indemnification.

                  (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Trident, its officers, directors, employees and agents and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (i) any misrepresentation by the Company or the Bank in this Agreement or any breach of warranty by the Company or the Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (A) the Registration Statement or the Prospectus or (B) any application (including the Form AC and the Form H-(e)1-S) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Bank or based upon information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the Office or Commission, unless such statement or omission was made in reliance upon and in


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Page 25


         conformity with information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (ii) the participation by Trident in the Conversion; provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of Trident or any other party who may otherwise be entitled to indemnification pursuant to this Section 8(a). This indemnity shall be in addition to any liability the Company and the Bank may otherwise have to Trident.

                  (b) The Company shall indemnify and hold harmless Trident, its officers, directors, employees and agents and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act for any liability whatsoever arising out of
         (i) the Allocation Instructions or (ii) any records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agents for use during the Conversion; provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted principally and directly from the bad faith, willful misconduct or gross negligence of Trident or any other party who may otherwise be entitled to indemnification pursuant to this Section 8(b). This indemnity shall be in addition to any liability the Company and the Bank may otherwise have to Trident.

                  (c) Trident agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company and the Bank within the meaning of
         Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but only with respect to (i) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to Trident by Trident expressly for use in the Prospectus or in any Application; (ii) any misrepresentation by Trident in Section 2(b) of this Agreement; or (iii) any liability of the Company or the Bank which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted principally and directly from gross negligence, bad faith or willful misconduct of Trident.

                  (d) Promptly after receipt by an indemnified  party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise


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Trident Securities, a Division of McDonald Investments, Inc.
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Page 26


         than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or
         (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

         9.   Contribution.   In  order  to  provide  for  just  and   equitable
contribution in circumstances in which the indemnity  agreement  provided for in
Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Bank other than in accordance with its terms, the Company or the Bank and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank, on the one hand, and Trident, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank, on the one hand, and Trident, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank, on the one hand, and Trident, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the Company and the Bank bear to the total fees and expenses received by Trident under this Agreement. The relative fault of the Company or the Bank, on the one hand, and Trident, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 27


to state a material fact relates to information supplied by the Company or the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 9 is subject to and limited by the provisions of Section 23A.

         10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company and the Bank and Trident and the representations and warranties of the Company and the Bank and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11. Termination. Trident may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                  (a)  If  any  domestic  or  international   event  or  act  or
         occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, financial condition or business of the Company, or if the Bank shall have sustained a material or

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 28


         substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the condition, financial or otherwise, or prospects of the Company or the Bank.

                  (b) If Trident elects to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

                  (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill their obligations, if any, pursuant to Sections 3, 6, 8(a) and 9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount so owing thereunder.

                  (d) The Bank may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Bank shall be required to fulfill their obligations pursuant to Sections 3, 6, 8(a), 8(d) and 9 of this Agreement.

         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or faxed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. John Andrew Hitt (with a copy to Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, DC 20016, Attention: Joseph A. Muldoon, Esquire) and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to BUCS Federal, 10455 Mill Run Circle, Owings Mills, Maryland 21117,
Attention: Herbert J. Moltzan, President and Chief Executive Officer of the Company and the Bank (with a copy to Malizia Spidi & Fisch, PC, 1100 New York Avenue, Suite 340 West, Washington, DC 20005 (Attention: Samuel J. Malizia, Esquire).

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The undersigned consent to the assignment of rights and obligations of Trident Securities, Inc. hereunder to McDonald Investments Inc.

         14. Construction. This Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 29



         15. Counterparts and Definitions. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument. Any initially capitalized terms not defined herein shall have the meanings ascribed thereto in the Prospectus.

                                      * * *

                            [Signature page follows]

Trident Securities, a Division of McDonald Investments, Inc.
___________________, 2001
Page 29


         Please acknowledge your agreement to the foregoing as of the date above written by signing below and returning to the Company one copy of this letter.

BUCS FINANCIAL CORP                                           BUCS FEDERAL


By:                                             By:
    -----------------------------------             -----------------------------------
    Herbert J. Moltzan                              Herbert J. Moltzan
    President and Chief Executive Officer           President and Chief Executive Officer



Agreed to and accepted:

TRIDENT SECURITIES
A Division of McDonald Investments Inc.



By:
         -----------------------------------
         John Andrew Hitt
         Senior Vice President

109974.1:11/9/00

                                                                       Exhibit A


Trident  Securities,  Inc. is a registered  selling  agent in the  jurisdictions
listed below:              --

         Alabama                            Montana
         Alaska                             Nebraska
         Arizona                            Nevada
         Arkansas                           New Hampshire
         California                         New Jersey
         Colorado                           New Mexico
         Connecticut                        New York
         Delaware                           North Carolina
         District of Columbia               North Dakota (Trident Securities, Inc. only, no agents)
         Florida                            Ohio
         Georgia                            Oklahoma
         Idaho                              Oregon
         Illinois                           Pennsylvania
         Indiana                            Rhode Island
         Iowa                               South Carolina
         Kansas                             Tennessee
         Kentucky                           Texas
         Louisiana                          Utah
         Maine                              Vermont
         Maryland                           Virginia
         Massachusetts                      Washington
         Michigan                           West Virginia
         Minnesota                          Wisconsin
         Mississippi                        Wyoming
         Missouri

Trident Securities,  Inc. is not a registered selling agent in the jurisdictions
listed below:                ---

         Hawaii
         South Dakota